Exhibit 99.1

Preliminary Results of Qurate Retail on a Consolidated Basis

Qurate Retail currently expects that its overall consolidated revenue and Adjusted Operating Income before Depreciation and Amortization (Adjusted OIBDA) will be at least $4,160 million and $580 million, respectively, which are the consensus estimates of certain equity research analysts for the fourth quarter of 2019.  Qurate Retail defines Adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring, acquisition and other related costs and impairments.  In addition, as part of our customary year end procedures which includes annual impairment testing, we expect to record a non-cash impairment of HSN’s tradename preliminarily estimated to be in a range of $120 million to $140 million.  These revenue and Adjusted OIBDA expectations and the HSN tradename impairment estimate are preliminary and unaudited, and are derived from preliminary internal and external reports and are subject to revision based on our procedures and controls associated with the completion of our quarter- and year-end financial reporting, including all the customary reviews and approvals and an audit by our independent registered accounting firm. Accordingly, actual results may differ from these preliminary expectations, and such differences may be material. These expectations and estimates are made only as of the date of this prospectus supplement. In light of the foregoing, prospective purchasers of the notes are cautioned not to place undue reliance on these expectations or estimates, as these expectations and estimates were formulated by its management and are based upon a number of assumptions. Also see “Special Note Regarding Forward-Looking Statements” and “Risk Factors” herein. These expectations and estimates are the responsibility of its management. KPMG LLP has not audited, reviewed, compiled or performed any procedures with respect thereto, nor have they expressed any opinion or any other form of assurance on such information or its achievability. These expectations and estimates should not be viewed as a substitute for full financial statements prepared in accordance with generally accepted accounting principles, or “GAAP”. In addition, these preliminary results of operations are not necessarily indicative of the results to be achieved for any future period.